EXECUTIVE RETIREMENT PLAN


                                            As adopted on July 10, 1987
                                            (effective February 19, 1987);
                                            and as amended on the following
                                            dates:
                                            Amended and Restated March 1, 1988;
                                            Amended and Restated April 25, 1988;
                                            Amended and Restated May 2, 1988;
                                            Amended September 13, 1993;
                                            Amended November 18, 1993;
                                            Amended February 17, 1994;
                                            Amended September 27, 1995

                                            This Plan Document is current as of
                                            November 1, 1995.







                           NATIONAL FUEL GAS COMPANY

                         AND PARTICIPATING SUBSIDIARIES

                           EXECUTIVE RETIREMENT PLAN


<PAGE 2>






                               TABLE OF CONTENTS






ARTICLE                                                                 PAGE NO.
-------                                                                 --------

ARTICLE I              Purpose . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II             Definitions . . . . . . . . . . . . . . . . . . .    3

ARTICLE III            Determination of Retirement Benefits  . . . . . .    9

ARTICLE IV             Vesting; Forfeiture . . . . . . . . . . . . . . .   15

ARTICLE V              Form of Payment of Benefits . . . . . . . . . . .   17

ARTICLE VI             Source of Payment . . . . . . . . . . . . . . . .   19

ARTICLE VII            Administration of the Plan  . . . . . . . . . . .   20

ARTICLE VIII           Amendment and Termination . . . . . . . . . . . .   22

ARTICLE IX             General Provisions. . . . . . . . . . . . . . . .   23


<PAGE 3>



                                ARTICLE 1
                                 Purpose

         1.1 National Fuel Gas Company established this National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan effective as of February 19, 1987 for the purpose of attracting and retaining executives, and for these additional purposes: (1) to provide retirement benefits to eligible employees in addition to basic retirement benefits provided them under the National Fuel Gas Company Retirement Plan as it may be amended and restated; (2) to provide retirement benefits to such employees to make up for benefit reductions, if any, under the National Fuel Gas Company Retirement Plan caused by participation in the National Fuel Gas Company Deferred Compensation Plan, as it may be amended and restated; (3) to provide retirement benefits to such employees without regard to the $200,000 limit on qualified plans' covered compensation that became effective respecting the National Fuel Gas Company Retirement Plan effective July 1, 1989 (and as that limit may change from time to time); and (4) to provide to such employees benefits which would have been payable from the tax-exempt trust under the National Fuel Gas Company Retirement Plan but for the limitations placed by Section 415 of the Internal Revenue Code of 1986, as it may be amended, on benefits payable and contributions made with respect to such employees under such plans.

<PAGE 4>

         1.2 The National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan is intended to constitute an unfunded deferred compensation plan under Section 201(2) of the Act and the Company's obligation to pay benefits hereunder, if any, is unfunded and unsecured.

<PAGE 5>

                               ARTICLE 2
                              Definitions

         When  used  herein,  the  following  terms  shall  have  the  following meanings:
         2.1 Act means the Employee Retirement Income Security Act of 1974, as amended from time to time.
         2.2 Basic Pension Plan means the National Fuel Gas Company Retirement Plan, as amended and restated from time to time.
         2.3 Beneficiary means the person or persons entitled to receive the amount, if any, payable under the Basic Pension Plan upon the death of a member or retired member thereof who also is a Member in the Plan.
         2.4 Benefit Limitations means (i) the maximum "annual benefit" payable under the Basic Pension Plan in accordance with Section 415 of the Code and the implementing provisions of the Basic Pension Plan (as they operate in conjunction with the relevant provisions of other Company employee benefit plans), and (ii) the maximum amount of annual compensation of an employee that may be taken into account under the Basic Pension Plan in accordance with
Section 401(a)(17) of the Code, as amended and supplemented, and the implementing provisions of the Basic Pension Plan.
         2.5 Board of Directors means the Board of Directors of National Fuel Gas Company.

<PAGE 6>

         2.6 Change in Control shall mean the happening of any of the following:

         (a) the acquisition by any party or parties of the beneficial ownership of 30% or more of the voting shares of National Fuel Gas Company; or
         (b) the occurrence of a transaction requiring shareholders' approval for the acquisition of National Fuel Gas Company through purchase of stock or assets, or by merger, or otherwise; or
         (c) the election during any period of 24 months, or less, of 40% or more of the members of the Board of Directors, without the approval of three-fourths of the members of the Board of Directors as constituted at the beginning of the period.
         2.7 Code means the Internal Revenue Code of 1986, as amended from time to time.
         2.8 Committee means the committee appointed from time to time by the Board of Directors to administer the Plan.
         2.9 Company means National Fuel Gas Company and each of the following subsidiaries, which participate in the Plan: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Penn-York Energy Corporation and Empire Exploration, Inc., each of which has adopted or has indicated that it will adopt the Plan.

<PAGE 7>

         2.10 Early Retirement Date shall be the Retirement Date selected by the Member that is no earlier than the first day of the calendar month immediately following or coinciding with the Member's 55th birthday, or any first of a month thereafter, but prior to the Member's Normal Retirement Date, provided the Member is Vested.
         2.11 Employment Year is the consecutive 12-month period commencing on the date in which the Member was hired by a Company, and each subsequent 12-month period commencing on each anniversary thereof.
         2.12 Final Average Pay shall mean an amount equal to the average of the Annual Cash Compensation payable by a Company or Companies to a Member for the 60 consecutive month period during the 120 consecutive month period immediately preceding the date the Member retires (or in the event of a Change in Control, terminates employment), which produces the highest average. The Member's Annual Cash Compensation shall include the Member's base salary, whether or not the receipt of a portion thereof has been deferred, plus the Member's compensation (whether or not the receipt of all or a portion thereof has been deferred) under National Fuel Gas Company's short-term annual incentive program, known as the Annual At Risk Compensation Incentive Program (AARCIP") or any successor program thereto, when paid or deferred. The Member's Annual Cash Compensation shall exclude all commissions, stock, option, or SAR awards, special allowances, supplemental compensation, and any other extra compensation or incentives or bonuses not provided under the AARCIP.

<PAGE 8>

         If an AARCIP award is paid following the Member's retirement date, that award shall be used in determining the Member's Final Average Pay, if it is payable in connection with employment periods included in the 60 month period referred to above. In this event, the Member's Retirement Benefits shall be increased, once the effect of such award is determined, and the increase shall be made retroactive to the Member's retirement date, without interest. Notwithstanding the above, if such a post-retirement AARCIP award is used in determining Final Average Pay hereunder, AARCIP payments relating to no more than five of National Fuel Gas Company's fiscal years may be used in determining Final Average Pay."

         An example of the effect of this provision is as follows. Assume that a Member retires on October 1, 1999, and that his salary and AARCIP bonuses were as follows for the following calendar year:

                                      AARCIP Bonus (relating
                                      to fiscal year ending
                                      that September 30 but
                                        paid in December)

                     Salary

   1994             $480,000                  $120,000
   1995             $540,000                  $150,000
   1996             $600,000                  $180,000
   1997             $660,000                  $210,000
   1998             $780,000                  $240,000
   1999             $840,000                  $270,000

<PAGE 9>

This Member's Final Average Pay would be $876,000, computed as follows:

[9/12 ($840,000) + 12/12 ($780,000) + 12/12 ($660,000) + 12/12 ($600,000) +
12/12 ($540,000) + 3/12 ($480,000) + $270,000 + $240,000 + $210,000 + $180,000 +
$150,000] divided by 5.
         2.13 Member means any person employed by a Company who is designated as a Member by the Chief Executive Officer of National Fuel Gas Company.
         2.14 Normal Retirement Date is the first day of the month coinciding with or immediately following the Member's 65th birthday. A Member may retire and begin to receive a Retirement Benefit, payable commencing on his Normal Retirement Date, equal to his Additional Benefit Base.
         2.15 Plan means the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan as set forth herein and as amended and restated from time to time.
         2.16 Retirement Date is the date with respect to which Retirement Benefits under the Plan commence.
         2.17  Retirement Benefits means the benefits payable under this Plan.
         2.18 Vesting with respect to a Member occurs on the latter of (i) the first of the month coinciding with or immediately following his 55th birthday or
(ii) the date on which the Member has completed five Years of Service with a Company. A "Vested" Member is a Member with respect to whom "Vesting" has occurred.

<PAGE 10>

         2.19 Years of Service equals the number of Employment Years completed by a Member. An Employment Year in which a Member completed 1,000 or more but less than the normal number of Hours of Service (as such term is defined in the Basic Pension Plan) for a full-time employee of the Company shall be credited as a partial Year of Service equal to the number of Hours of Service credited in such Employment Year divided by the normal number of Hours of Service for a full-time employee of the Company. Years of Service shall not exceed 40. No more than one Year of Service shall be credited in any Employment Year.
         2.20 In construing the Plan, masculine pronouns shall refer to both males and females, as appropriate.

<PAGE 11>

                                  ARTICLE 3
                     Determination of Retirement Benefits

         3.1 Total Benefit Base. The Total Benefit Base of a Vested Member shall be a monthly annuity for his life, commencing at his Normal Retirement Date, under which the annual payments shall equal an amount calculated by adding the products of .0197 times the Member's Years of Service not in excess of 30 and
 .0132  times his Years of  Service,  if any,  in excess of 30 (but not to exceed
10), and multiplying the sum thereof by his Final Average Pay.
         3.2 Social Security Benefit means the annual Primary Insurance Amount estimated by the Committee to be payable to the Member under the Social Security Act of 1935, as amended, at his Retirement Date, calculated on the assumption that the Member will not receive any future wages that would be treated as such for purposes of that act. If a Member's Retirement Date precedes his attainment of age 62, the Primary Insurance Amount estimated to be payable to the Member at age 62 (without assuming any cost of living increases) shall be reduced by .75% per month for the first 24 months, and by .5% per month for the remaining months, if any, by which the Member's Retirement Date precedes his attainment of age 62. The Social Security Benefit, once calculated, will be frozen as of the Member's Retirement Date.

<PAGE 12>

         3.3 Additional Benefit Base for Member Retiring at Normal Retirement Date. The Additional Benefit Base of a Vested Member who retires on a Normal Retirement Date shall be a monthly annuity for his life, commencing at his Normal Retirement Date, under which the annual payments shall equal the Member's Total Benefit Base less the sum of (i) .0125 times his Years of Service times his Social Security Benefit and (ii) the Member's Benefit Base (as reduced, if at all, on account of Benefit Limitations) under the Basic Pension Plan. If the remainder is negative, the Additional Benefit Base shall be zero.
         3.4 Additional Benefit Base for Members Retiring on an Early Retirement Date. The Additional Benefit Base of a Vested Member who retires on an Early Retirement Date shall be a monthly annuity for the Member's life, commencing on such Early Retirement Date, under which the annual payments shall equal (i) the Member's Adjusted Basic Pension Plan Benefit Base as determined in (a) below, plus (ii) the Early Retirement Percentage as determined in (b) below times the remainder of his Total Benefit Base less his Adjusted Basic Pension Plan Benefit Base, minus (iii) .0125 times his Years of Service times his Social Security Benefit, minus (iv) the Member's Benefit Base (as reduced, if at all, on account of Benefit Limitations) under the Basic Pension Plan.
         (a) Adjusted Basic Pension Plan Benefit Base equals the Benefit Base as determined under the Basic Pension Plan without reduction on account of Benefit Limitations and adjusted as if deferrals

<PAGE 13>

under the National Fuel Gas Company Deferred Compensation Plan were not excluded from the definition of Final Average Pay under the Basic Pension Plan, and multiplied by the appropriate Early Retirement Percentage, if applicable, as provided for in Section 4.02 of the Basic Pension Plan.
         (b) The Early Retirement Percentage under the Plan is determined in accordance with the following scale:

         Retirement Age                Early Retirement Percentage
         --------------                ---------------------------
                65                                100
                64                                 94
                63                                 88
                62                                 82
                61                                 70
                60                                 58
                59                                 46
                58                                 34
                57                                 22
                56                                 10
                55 years and 2 months               0
         The Early Retirement Percentage determined in accordance with the above scale respecting ages 62, 63 and 64, shall be increased by 1/2 of 1% for each whole calendar month by which a Member's Early Retirement Date follows the first of the month coinciding with or immediately following his 62nd, 63rd, or 64th birthday, as the case may be. The Early Retirement Percentage determined in accordance with the above scale respecting ages 55 years and 2 months, 56, 57, 58, 59,

<PAGE 14>

60, and 61, shall be increased by 1% for each whole calendar month by which his Early Retirement Date follows the first of the month coinciding with or immediately following his 55 year and 2 month, 56th, 57th, 58th, 59th, 60th and 61st birthdays, as the case may be. Furthermore, the Early Retirement Percentage shall be increased by .125% for each whole calendar month by which a Member's Years of Service exceed 30; provided, however, that this shall never result in an Early Retirement Percentage in excess of 100%. (In the event a Member desires to retire on the earliest possible Early Retirement Date, i.e., on the first of the month coinciding with or immediately following his 55th birthday, the increase in percentage as a result of Years of Service in excess of 30 shall be made from a base percentage of -2%, in computing Early Retirement Percentage.)
         (c) The benefit a Member will receive through the Plan if he retires early consists of two parts. The first part will make him whole for any reduction in the regular pension he receives under the Basic Pension Plan resulting from Internal Revenue Code limitations and his participation in the National Fuel Gas Company Deferred Compensation Plan. This is frequently called a "tophat." The second part is a benefit equal to a percentage of the Plan benefit normally paid at age 65. This normal Plan benefit is calculated by subtracting the amount received under the Basic Pension Plan and the "tophat" from the Total Benefit Base. The percentages are set forth in Section 3.4(b) on page 10. The benefit payable under this second part but not the "tophat" will be

<PAGE 15>

reduced by a lesser Social Security offset. The offset is .0125 times Years of Service times Social Security Benefit (as defined in 3.2).
         For example, if an employee had 30 Years of Service under this Plan (29 under the Basic Pension Plan) and a Final Average Salary of $100,000; if he desired to retire at age 58 (10% reduction under the Basic Pension Plan); if the applicable limits under Section 415 of the Code capped the Basic Pension Plan annual benefits expressed as a Benefit Base equivalent, at $85,000; and if his Social Security Benefit as determined hereunder were $10,000; the formula would work as follows:
         (i) Adjusted Basic Pension Benefit Base = [(.0125) ($7,800) + (.015) ($92,200)] (29) (.90) = $38,641.05
         (ii)  Early  Retirement  Percentage times [Total Benefit Base minus
         (i)] = (.34)  [(.591)  ($100,000) - $38,641.05] = $6,956.04
         (iii)  Additional  Benefit Base = $38,641.05 + $6,956.04 - [(.0125)
         (30) ($10,000)] - $38,641.05 = $3,206.04
         (d) If, respecting any Member, his Early Retirement Percentage times the remainder of Total Benefit Base less Adjusted Basic Pension Plan Benefit Base, results in a figure which is less than or equal to .0125 times his Years of Service times his Social Security Benefit, Additional Benefit Base shall equal Adjusted Basic Pension Plan Benefit Base less the Member's Benefit Base (as reduced, if at all, on account of Benefit Limitations) under the Basic Pension Plan. This provides that, if the bonus for Early Retirement under the Plan is less valuable than the Social Security offset provided hereunder, the

<PAGE 16>

Member will not be prejudiced thereby; i.e., will not lose any portion of the benefits provided for under the Plan to undo the impact of Benefit Limitations.
         3.5 Late Retirement. A Member's Years of Service shall be credited if they extend beyond his Normal Retirement Date, (but shall not exceed 40 in total), and the Final Average Pay determination shall reflect such Years of Service. However, there shall be no actuarial adjustment to his Additional Benefit Base on account of a Member's retirement after Normal Retirement Date; for such purpose Additional Benefit Base hereunder shall be computed as if his late retirement date were his Normal Retirement Date.
         3.6 Adjustment of Retirement Benefit. The amount of Retirement Benefits payable to or in respect of a Member shall be reduced by the amount of any increases in the benefits payable under the Basic Pension Plan to or in respect of such Member (whether due to increases in the Benefit Limitations or otherwise) subsequent to the Member's Retirement Date, and shall be increased by the amount of any such decrease subsequent to the Member's Retirement Date, as the case may be. Notwithstanding the above, (i) any increase in benefits payable under the Basic Pension Plan due to a full or partial cost of living adjustment or (ii) any increase in Basic Pension Plan benefits due to a change in benefit formula thereunder shall not cause a reduction in Retirement Benefits. Moreover, any such increase in (i) or (ii) above, if and to the extent ineffective respecting a Member due to Benefit Limitations, shall be provided through this Plan.

<PAGE 17>

                                 ARTICLE 4
                           Vesting; Forfeiture
         4.1 Time of Vesting. No Retirement Benefits will be payable to or in respect of any Member unless (i) that Member remains employed by the Company until he is Vested under this Plan; or (ii) Section 4.4 applies.
         4.2 Misconduct. Notwithstanding Section 4.1 hereof, no Retirement Benefits will be payable to or in respect of a Member whose employment is terminated by the Company for serious, willful misconduct in respect of his obligations to the Company, including but not limited to the commission of a felony or a perpetration of a common law fraud which has damaged, or is likely to result in damage to, the Company.
         4.3 Competition. If and so long as a Member or retired Member shall be employed by any corporation, entity or individual which is then engaged in a business competitive with the Company, or shall be engaged in any such business, or shall aid, advise or assist or attempt to aid, advise or assist any corporation, individual or entity in engaging in any such business, or shall endeavor, directly or indirectly, to interfere with the relations between the Company and any customer or engage in any activity that would be deemed by the Committee in its sole discretion to be detrimental to the Company's best interests, the rights of such Member or retired Member to Retirement Benefits, including the rights of any Beneficiary, shall be forfeited with the same

<PAGE 18>

full force and effect as though the Retirement Benefits had not been granted under any of the provisions of the Plan, unless the Committee determines that such activity is not detrimental to the best interests of the Company; provided that from and after 60 days following cessation by the Member or retired Member of such activity and written notice by him to the Committee, his right to receive Retirement Benefits hereunder shall be restored, unless the Committee, in its sole discretion, determines that the prior activity has caused substantial damage to the Company.
         No action under the Section shall be taken upon or after the occurrence of a Change in Control.
         4.4 In the Event of a Change in Control. If a Change in Control occurs, and a Member hereof at that time or within three years thereafter shall no longer be an officer of, or employed by, a Company, his Retirement Benefit shall vest at the time of his cessation of employment with a Company, and shall be payable to him or for his benefit in the form of a lump sum, based upon his accrued Additional Benefit Base at Normal Retirement Date and discounting same by using the interest assumption(s) then used by the Pension Benefit Guaranty Corporation for computing the value of immediate annuities upon the termination of a tax-qualified defined benefit plan such as the Basic Pension Plan.

<PAGE 19>

                                 ARTICLE 5
                       Form of Payment of Benefits
         5.1 Coordination with Basic Pension Plan. Retirement Benefits shall be payable to or in respect of a Member eligible therefor at the same time, in the same manner and form, and subject to the same terms and conditions as stated in Sections 5.02 to 5.06 of the Basic Pension Plan, except that there shall be no disability benefit under this Plan. If Retirement Benefits are to be paid after the Member's or retired Member's death to his Beneficiary, Retirement Benefits shall be payable to such Beneficiary in the same time, manner and form as payments under the Basic Pension Plan.
         5.2 Right to Adjust. The Committee shall have the right to adjust Retirement Benefits payable under this Plan to correct errors, and/or to provide uniform treatment of Members, retired Members or Beneficiaries.
         5.3 Spouse's Benefit. In the event of a Vested Member's death, his spouse shall receive Retirement Benefits hereunder equal to the greater of (i)
 or (ii):
         (i) .50 times the  Member's  Additional  Benefit  Base  computed  under
Section 3.3, except that if the Member's surviving spouse is more than five years younger than the Member, the .50 multiplier described in this clause shall be reduced by .00125 for each month in excess of 60 that the surviving spouse's age is less than that of the Member. Thus, for example, the multiplier declines to .30 if the surviving spouse is 220 months younger than the Member.

<PAGE 20>

         (ii) 50% of the Retirement Benefit which the Member would have received had payment thereof commenced on the day before the date of his death in the form of the Automatic Joint and Survivor Annuity (as defined and described in the Basic Pension Plan).
         5.4 Lump Sum Payment Option. There shall be one exception to Section 5.1: A Member may elect to receive Retirement Benefits in the form of a lump sum payment even if he does not or may not select such option under the Basic Pension Plan. Such election may only be made by means of an irrevocable election executed in the calendar year prior to the year in which the Member's Retirement Date occurs. The most recently published mortality table that is generally accepted by American actuaries and reasonably applicable to the Plan, and a 6 percent annual interest rate or discount rate, shall be used to convert the Member's Additional Benefit Base to a lump sum equivalent. (However, with respect to other forms of benefit available under the Plan, the mortality table used in the Basic Pension Plan and described in Section 1.01 thereof, or a successor section, shall continue to be used.) If the Member's Additional Benefit Base, had it been paid in the form of an annuity, would otherwise have been expected to increase or decrease subsequent to the Member's Retirement Date, (for example, due to cost of living increases that effectively raise the maximum amounts that may be paid from the Basic Pension Plan as a result of the operation of Code Section 415 limits, or due to expected post-retirement AARCIP awards), the Company may adjust such lump sum payment accordingly and shall later true it up either by paying an additional sum to the Member or by receiving a refund of any excess from the Member.

<PAGE 21>

                               ARTICLE 6
                          Source of Payment
         6.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to or in respect of a Member from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Member and his Beneficiary shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Member or Beneficiary. To the extent that any Member or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

<PAGE 22>

                              ARTICLE 7
                    Administration of the Plan
         7.1 Committee to Administer. The Plan shall be administered by the Committee which shall have full power and authority to interpret, construe and administer the Plan, and review claims for benefits under the Plan, and the Committee's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.
         7.2 Agents. For purposes of the Act, the members of the Committee shall be the named fiduciaries of the Plan for administration of the Plan (including but not limited to complying with reporting and disclosure requirements and establishing and maintaining Plan records), and shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such counsel and the accountants engaged by the Committee and may delegate to any agent, who may be a Company employee, or to any sub-committee or member of the Committee, its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

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         7.3 Liability;  Indemnity.  To the maximum extent permitted by the Act, no member of the Committee, nor any of their agents, including Company officers or employees, shall be personally liable by reason of any contract or other instrument executed by any of them in their capacity as members of the Committee or otherwise, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets, each member of the Committee and each other officer, employee, or director of the
Company  to  whom  any  duty  or  power  relating  to  the   administration   or
interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Said persons shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them or any of them in good faith in reliance upon, any table, valuation, certificate, opinion or report which shall be furnished to them or any of them by an actuary, accountant, counsel or other expert who shall be employed or engaged by them.
         7.4 Binding Effect of Decisions. The decision or action of this Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

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                                ARTICLE 8
                      Amendment and Termination
         8.1 Subject to the application of Article 4 in the situations therein enumerated, the Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, and Members may be adversely affected thereby provided that such actions may not deprive Vested Members of Retirement Benefits accrued until the date of such actions. However, any amendment that changes the interest rate described in Section 5.4 or otherwise changes the methods for computing lump sum equivalents thereunder, or that otherwise reduces or eliminates the lump sum payment option or any other form of benefit payment option under the Plan, shall not be considered to be a deprivation of the accrued Retirement Benefits of Vested Members. In addition, prior to a Change in Control, the rights of Vested Members may be affected if failing to make changes would be administratively burdensome and if the Member voluntarily consents to such change in writing, or if changes are required by law.

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                                ARTICLE 9
                          General Provisions
         9.1 Effect of Corporate Reorganization. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Member, and his designees, Beneficiaries, legal representatives and estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets, and assumption of the Plan, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.
         9.2 Right to Discharge Member. Neither the Plan nor any action taken hereunder shall be construed as giving to a Member the right to be retained in the employ of the Company or as affecting the right of the Company to discharge any Member, at any time without regard to the effect such discharge would have upon his eligibility for or receipt of benefits under the Plan.
         9.3 Withholding. The Company may withhold from any benefits payable under this Plan all federal, state, city or other taxes as shall be required (as determined by the Company) pursuant to any law or governmental regulation or ruling.
         9.4 Assignability. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein as to

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payments to a Beneficiary or as may otherwise be required by law.  If, by reason of any attempted assignment, transfer, pledge, or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Member or his Beneficiary or would otherwise not be enjoyed by him, then the Committee, if it so elects, may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Member, his Beneficiary, or any other person deemed to be the natural objects of his bounty, taking into account the expressed wishes of the Member (or, in the event of his death, his Beneficiary).

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         9.5 Inability to Utilize Benefits. If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident or other reasons, or has died, then the Committee, if it so elects, may direct that any payment or any part thereof due such person shall be paid to his estate (unless a prior claim therefor has been made by a duly appointed legal representative) or be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof. The Committee may withhold the payment of any amount that shall be payable in accordance with the

<PAGE 28>

provisions of the Plan to a person under legal disability until a representative of such person competent to receive such payment on his behalf shall have been properly appointed.
         9.6 Actuarial Equivalents. Except as otherwise set forth in Section 5.4, whenever, under this Plan, it is necessary to determine whether one benefit is less than, equal to, or larger than another, or whether one benefit is the actuarial equivalent of another whether or not such benefits are provided under this Plan, such determination shall be made using mortality, interest and any other assumptions used at the time in determining actuarial equivalents under the Basic Pension Plan.
         9.7 Health Information. The Member shall provide to the Company, if so requested and as a precondition for remaining a Member, all health information and other information as the Company may require should it decide to purchase life insurance policies or annuity contracts.
         9.8 Additional Benefit. The benefits payable under this Plan shall be in addition to all other benefits provided for Employees of the Company, except as otherwise provided in this Plan.
         9.9 Headings. The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.
         9.10 Governing Law. This Plan shall be governed by the laws of the State of New York as from time to time in effect.